UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2013

MRC GLOBAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35479	20-5956993
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2 Houston Center, 909 Fannin, Suite 3100,

Houston, TX 77010

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (877) 294-7574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

The executive management of MRC Global Inc. (the “Company”) is scheduled to make a presentation on May 30, 2013 (the “Presentation”) to attendees of the KeyBanc Capital Markets’ Industrial, Automotive and Transportation Conference regarding, among other things, the Company’s operations and performance. A copy of the materials to be used at the presentation (the “Presentation Materials”) is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Presentation Materials, possibly with modifications, may also be used from time to time after May 30, 2013 in presentations about the Company’s operations and performance to current and potential investors, lenders, creditors, insurers, vendors, customers, employees and others with an interest in the Company and its business.

The information contained in the Presentation Materials is summary information that should be considered in the context of the Company’s filings with the Securities and Exchange Commission (“SEC”) and other public announcements that the Company may make by press release or otherwise from time to time. The Presentation Materials speak as of the date of this Current Report on Form 8-K. While the Company may elect to update the Presentation Materials in the future or reflect events and circumstances occurring or existing after the date of this Current Report on Form 8-K, the Company specifically disclaims any obligation to do so. The Presentation Materials will also be posted in the Investor Relations section of the Company’s website, http://www.mrcglobal.com for 90 days.

In connection with the Presentation, the Company is providing the following information regarding its projected quarter to date sales for April and May of 2013 (“April/May 2013”), based upon actual sales for April 2013 and projected sales for May 2013. April/May 2013 sales are expected to be approximately 10% below the same period in 2012. In particular, based on sales to date of line pipe in the United States for April/May 2013 and the Company’s revised outlook for the remainder of May and June 2013, line pipe sales are expected to be approximately $100 million below the Company’s expectations for the second quarter 2013. Capital expenditure spending of the Company’s major customers in the United States on line pipe in the first quarter of 2013 as well as April/May 2013 has not occurred to the extent that the Company expected. Some of the Company’s largest midstream customers have been impacted by lower upstream drilling activity and lower natural gas liquid (“NGL”) prices, which have resulted in lower spending in both natural gas and NGL pipelines. In addition, the permitting environment for new crude oil pipelines has slowed, resulting in the continued use by many customers of rail and trucks to transport oil. For the full year 2013, the Company now expects line pipe sales will be down approximately $300 million when compared to 2012.

Sales of valves, valve automation, carbon fittings and general MRO oilfield supplies continue to grow. In line with the Company’s planned reduction of its oil country tubular goods (“OCTG”) product line and the re-balancing of the Company’s business to other product lines, the Company’s OCTG sales are expected to be down approximately $70 million in the second quarter 2013 from the same period in 2012, and approximately $200 million for the full year 2013 as compared to 2012. On a seasonal basis, the months of May through October have historically been the best sales months for the Company. The Company continues to believe that the second half of 2013 should be stronger than the first half. Even so, given the softness in midstream spending to date, second quarter 2013 revenue is now expected to be in the range of $1.25-1.35 billion, and full-year 2013 revenue is now expected to be in the range of $5.4-5.8 billion. The Company has recently experienced some margin pressure with respect to its line pipe products. Accordingly, the company’s second quarter adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) are expected to between $87 - $97 million. The Company will update its expectations for full year 2013 revenue, Adjusted EBITDA and diluted earnings per share (“EPS”) in connection with the reporting of results for the second quarter 2013 in August. Accordingly, the Company’s prior expectations (other than those provided in this Form 8-K) should no longer be relied upon. The Company is actively pursuing potential acquisitions to add to its business. The Company’s revenue and Adjusted EBITDA expectations do not include any such acquisitions.

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Words such as “projected,” “expects,” “expected,” believe,” “should” and similar expressions are intended to identify forward-looking statements. Statements about the Company’s business, including its strategy, its industry, the Company’s future profitability, the Company’s expectations for revenue for 2013 and for the second quarter of 2013, the Company’s expectations for line pipe sales, and OCTG sales, the Company’s expectations for Adjusted EBITDA in the second quarter of 2013, the possibility of growth in the Company’s various markets and product lines and the Company’s expectations, beliefs, plans, strategies, objectives, prospects and assumptions are not guarantees of future performance. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These risks and uncertainties include (among others) decreases in oil and natural gas industry expenditure levels, which may result from decreased oil and natural gas prices or other factors; increased usage of alternative fuels, which may negatively affect oil and natural gas industry expenditure levels; U.S. and international general economic conditions; the Company’s ability to compete successfully with other companies in the Company’s industry; the risk that manufacturers of the products the Company distributes will sell a substantial amount of goods directly to end users in the industries it serves; unexpected supply shortages; cost increases by the Company’s suppliers; the Company’s lack of long-term contracts with most of its suppliers; increases in customer, manufacturer and distributor inventory levels; suppliers’ price reductions of products that the Company sells, which could cause the value of its inventory to decline; decreases in steel prices, which could significantly lower the Company’s profit; increases in steel prices, which it may be unable to pass along to its customers, which could significantly lower its profit; the Company’s lack of long-term contracts with many of its customers and its lack of contracts with customers that require minimum purchase volumes; changes in the Company’s customer and product mix; risks related to the Company’s customers’ credit; the potential adverse effects associated with integrating acquisitions into the Company’s business and whether these acquisitions will yield their intended benefits; the success of the Company’s acquisition strategies; the Company’s significant indebtedness; the dependence on the Company’s subsidiaries for cash to meet its debt obligations; changes in the Company’s credit profile; a decline in demand for certain of the products that the Company distributes if import restrictions on these products are lifted; environmental, health and safety laws and regulations; the sufficiency of the Company’s insurance policies to cover losses, including liabilities arising from litigation; product liability claims against the Company; pending or future asbestos-related claims against the Company; the potential loss of key personnel; interruption in the proper functioning of the Company’s information systems; loss of third-party transportation providers; potential inability to obtain necessary capital; risks related to adverse weather events or natural disasters; impairment of the Company’s goodwill or other intangible assets; changes in tax laws or adverse positions taken by taxing authorities in the countries in which the Company operates; and adverse changes in political or economic conditions in the countries in which the Company operates. For a discussion of key risk factors, please see the risk factors disclosed in the Company’s SEC filings, which are available on the SEC’s website at www.sec.gov and on the Company’s website, www.mrcglobal.com.

Undue reliance should not be placed on the Company’s forward-looking statements. Although forward-looking statements reflect the Company’s good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause the Company’s actual results, performance or achievements or future events to differ materially from anticipated future results, performance or achievements or future events expressed or implied by such forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except to the extent required by law.

The information referenced under Item 7.01 (including Exhibit 99.1 referenced in the Item 9.01 below) of this Current Report on Form 8-K is being “furnished” under “Item 7.01. Regulation FD Disclosure” and, as such, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities

Exchange Act, or otherwise subject to the liabilities of that section. The information set forth in this Current Report on Form 8-K (including Exhibit 99.1 referenced in Item 9.01 below) shall not be incorporated by reference into any registration statement, report or other document filed by the Company pursuant to the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

Capital expenditure spending of the Company’s major customers in the United States on line pipe in the first quarter of 2013 as well as during April and May of 2013 has not occurred to the extent that the Company expected. Some of the Company’s largest midstream customers have been impacted by lower upstream drilling activity and lower natural gas liquid (“NGL”) prices, which have resulted in lower spending in both natural gas and NGL pipelines. In addition, the permitting environment for new crude oil pipelines has slowed, resulting in the continued use by many customers of rail and trucks to transport oil rather than pipelines. Accordingly, the Company has seen slower line pipe sales during April and May of 2013 compared to the same period in 2012 and expects that line pipe sales during the second quarter and full year of 2013 will be lower than during the second quarter and full year of 2012. The Company has also recently experienced some margin pressure with respect to its line pipe products.

Sales of valves, valve automation, carbon fittings and general MRO oilfield supplies continue to grow. However, in line with the Company’s planned reduction of its oil country tubular goods (“OCTG”) product line and the re-balancing of the Company’s business to other product lines, the Company expects that OCTG sales will decrease significantly during the second quarter 2013 compared to the same period in 2012 and during the full year 2013 compared to the full year 2012.

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The fifth and sixth paragraphs of Item 7.01 of this 8-K are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Presentation Materials, dated May 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2013

MRC GLOBAL INC.

By:	/s/ James E. Braun
James E. Braun
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Presentation Materials, dated May 30, 2013